Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 27, 2023, with respect to the consolidated financial statements of Carmot Therapeutics Inc, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

San Francisco, California

November 17, 2023